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                                                      EXHIBIT 11.0
                                            COMPUTATION OF PER SHARE EARNINGS



                                                                                            THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                  ---------------------------------------
                                                                                         1999                  1998
                                                                                  -----------------     -----------------
                                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)



Net income.................................................................            $    (10)              $     65
                                                                                      ----------             ---------
Average shares outstanding.................................................                 365                    398
                                                                                      ---------              ---------
Per share amount...........................................................            $  (0.03)              $   0.16
                                                                                      =========              =========

Net income.................................................................            $    (10)              $     65
                                                                                      ---------              ---------
Average shares outstanding.................................................                 365                    398
Net effect of dilutive stock options based on the treasury stock method using the average market price or quarter end price,
     whichever is greater..................................................                  12                     --
                                                                                      ---------              ---------
          Total shares outstanding.........................................                 377                    398
                                                                                      ---------              ---------
Per share amount...........................................................            $  (0.03)              $   0.16
                                                                                      =========              =========
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